UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2016

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Short Term Incentive Plan

On February 25, 2016, the compensation committee of the board of directors of Curis, Inc. (the “Company”) approved a 2016 short-term cash incentive arrangement for executive officers, referred to herein as the cash incentive program. The cash incentive program is designed to motivate the Company’s executive officers to achieve specified performance objectives for the 2016 fiscal year and to reward them upon achievement of those objectives.

Eligibility. To be eligible, an executive officer must be designated by the compensation committee or independent board members as eligible to receive payments under the cash incentive program, must be serving as an executive officer at the time the award is paid and must have achieved a performance evaluation at a “meets expectations” or higher level within the Company’s evaluation framework. The compensation committee has determined that as of the date of the adoption of the plan, the following executive officers are eligible to participate in the cash incentive program: Ali Fattaey, Ph.D., President and Chief Executive Officer, David Tuck, M.D., Senior Vice President, Clinical and Translational, and Mani Mohindru, Ph.D., Senior Vice President of Strategy and Investor Relations.

Administration. The cash incentive program is administered by the compensation committee. The compensation committee has the authority and discretion to modify performance goals under the cash incentive program and has the right to amend, modify or terminate the cash incentive program at any time.

Awards. The compensation committee has established the following target short-term incentive payment amounts, referred to herein as target amounts, for each executive officer:

Designated Executive Officer	2016 Annual Base Salary	Target Incentive Compensation Payment as a Percentage of 2016 Annual Base Salary, Assuming Performance at the 100% Level
Ali Fattaey, Ph.D.	$527,875	45%	$237,543
Mani Mohindru, Ph.D.	$375,000	30%	$112,500
David Tuck, M.D.	$375,000	30%	$112,500
Total	$1,277,875		$462,544

The compensation committee has established weighted categories of corporate goals for 2016. The categories of corporate goals for 2016 generally relate to the following:

•	the successful implementation of our clinical development plans, with a focus on initiation of new studies, continued development toward Phase 1 clinical trials of CA-170, and progression of ongoing clinical trials of CUDC-907 and advancing programs under our collaboration with Aurigene;

•	the achievement of specified strategic corporate development initiatives; and,

•	cash management and capital objectives.

Each of the foregoing categories has been further delineated into three levels of potential achievement: “Threshold;” “Target;” and “Maximum.” Cash incentive payments may be paid based upon the degree to which each category of corporate goals has been achieved on this continuum, if at all. For each of the categories, achievement of performance at the “Threshold” level results in a weighted payment of no less than 50% of the target amount set forth above, achievement of performance at the “Target” level results in a weighted payment equal to 100% of the target amount set forth above, and achievement of performance at the “Maximum” level results in a weighted payment of no more than 150% of the target amount set forth above.

Distribution. The awards generally will be paid in cash. The compensation committee has sole discretion, however, to pay an award using a combination of cash and equity or all equity, with any such equity being issued pursuant to the Company’s Amended and Restated 2010 Stock Incentive Plan, as amended. If the compensation committee determines that such payment will be made in whole or in part in the form of equity, the compensation committee shall have the sole discretion to determine the nature, amount and other terms of such equity award. Payment of the awards, if any, will be made after the completion of fiscal year 2016 and no later than March 15, 2017.

Effect of Change in Control. In the event of the consummation of a change in control of the Company on or before December 31, 2016, short-term incentive amounts shall be paid out at 150% of the target amount upon such change in control.

Mani Mohindru, Ph.D. On January 19, 2016, Dr. Mani Mohindru was appointed our Senior Vice President of Corporate Strategy and Investor Relations, and on February 29, 2016, we entered into an employment agreement with Dr. Mohindru. The agreement is intended to comply with the applicable provisions of Section 409A of the Code. Dr. Mohindru’s current base salary, which is subject to annual review by the board and/or compensation committee, is set at $375,000 per annum. Dr. Mohindru is entitled to participate in our medical and other benefits program, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board. Dr. Mohindru is also entitled to receive severance benefits under the agreement in the event of her termination without cause or for good reason (as defined in the agreement) comprising six months’ pay at her then-current base salary, and COBRA premium benefits. In addition, the agreement provides for specified indemnification provisions in connection with claims arising in her capacity as our executive officer, provided that she acted in good faith and in a manner that she reasonably believed to be in, or not opposed to, our best interests.

The forgoing summary of Dr. Mohindru’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreement, a copy of which we intend to file as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

David Tuck, M.D. On January 19, 2016, Dr. David Tuck was appointed our Senior Vice President, Clinical and Translational Sciences, and on February 29, 2016, we entered into an employment agreement with Dr. Tuck. The agreement is intended to comply with the applicable provisions of Section 409A of the Code. Dr. Tuck’s current base salary, which is subject to annual review by the board and/or compensation committee, is set at $375,000 per annum. Dr. Tuck is entitled to participate in our medical and other benefits program, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board. Dr. Tuck is also entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason (as defined in the agreement) comprising six months’ pay at his then-current base salary, and COBRA premium benefits. In addition, the agreement provides for certain indemnification provisions in connection with claims arising in his capacity as our executive officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests.

The forgoing summary of Dr. Tuck’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreement, a copy of which we intend to file as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: March 1, 2016	By:	/s/ Ali Fattaey, Ph.D.
Ali Fattaey, Ph.D.
President and Chief Executive Officer